Exhibit 99.1
For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
investors@smpcorp.com

Standard Motor Products, Inc. Releases
First Quarter 2025 Results and Quarterly Dividend

•First quarter net sales of $413.4 million up 24.7%, and up 4.8% excluding Nissens
•First quarter adjusted EBITDA margin increased 350 basis points to 10.4%
•Adjusted diluted earnings per share of $0.81 in the quarter increased 80% from last year
•Strong North American manufacturing footprint well-positioned to help mitigate tariff impact

New York, NY, April 30, 2025......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, reported today its consolidated financial results for the three months ended March 31, 2025.

Net sales for the first quarter of 2025 were $413.4 million, compared to consolidated net sales of $331.4 million during the same quarter in 2024. Earnings from continuing operations for the first quarter of 2025 was $13.7 million or $0.61 per diluted share, compared to earnings of $9.9 million or $0.44 per diluted share in the first quarter of 2024. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the first quarter of 2025 were $18.0 million or $0.81 per diluted share, compared to $10.0 million or $0.45 per diluted share in the first quarter of 2024.

Mr. Eric Sills, Standard Motor Products’ Chairman and Chief Executive Officer stated, “We are very pleased with the first quarter results which exceeded our expectations. Sales for the quarter were up nearly 25%, and excluding the impact of the recent acquisition of Nissens Automotive (“Nissens”), sales were up nearly 5%. Additionally, adjusted diluted earnings per share were up 80% for the quarter, with strong profit performance from all segments.”

Within our North American aftermarket business, both segments had strong quarters. Vehicle Control sales increased 3.7% in the first quarter, continuing the positive trend from last year. Customer order patterns were solid as we saw steady demand for our products, which tend to be more non-discretionary in nature.

Our Temperature Control segment is off to an excellent start as sales increased 24.1%. The strength seen in the fourth quarter has continued, driven by a combination of planned pre-season orders, which can shift between quarters in any given year, and strong ongoing customer sell-through.

For Engineered Solutions, first quarter sales declined 11.2% as softness in certain of our end markets continued. On a positive note, the customer and product mix has shown improvement, generating improved profitability on lower sales. We continue to win new business awards which bodes well for future growth as the cycle recovers.

Moving to our newest segment, Nissens, we were pleased with the performance during its first full quarter of ownership, as it contributed sales of $66.2 million, with an adjusted EBITDA margin of 17.3%, slightly better than our full-year mid-teens rate expectations for the segment. Our integration efforts are well underway, and we remain very confident in our initial target of $8-12 million in run-rate cost reduction synergies within 24 months of ownership. We look forward to updating you as we move further into the integration process and remain very excited about the future potential.

Looking at profitability, adjusted EBITDA increased to $42.8 million, up from $22.9 million last year, with just over half of the gain from Nissens and the balance from the improved performance of our other segments. Adjusted EBITDA margin climbed 350 basis points to 10.4%, due to the higher rate of Nissens, leverage on the solid sales from our North American business, and various cost containment actions, including the benefit from our previously disclosed early retirement program. We remain focused on our cost savings initiatives and continue to look at ways to drive margin improvement going forward.

From a balance sheet perspective, our cash flows and borrowings were in line with expectations. Total net debt at quarter-end stood at $600.3 million, primarily reflecting additional borrowings related to our Nissens acquisition and seasonal working capital build.

Regarding the recently announced tariffs, we are currently assessing the impact on our business in what remains a fluid environment. We believe our diverse global footprint provides a competitive advantage. Over half of our sales in the US are from products manufactured in North America that are USMCA-compliant and thus are currently largely tariff-free. Products sourced from China represent only about a quarter of our US sales, with the remainder coming from lower-tariffed regions. Furthermore, our recent acquisition of Nissens provides meaningful sales diversification outside of the US. We are judiciously planning our mitigation steps, which will largely come from pass-through pricing to our customers.

Regarding our outlook for the year, we maintain our previous guidance for top-line growth to be in the mid-teens, and adjusted EBITDA margin in a range of 10-11%. However, this excludes the impact of tariffs due to the ongoing uncertainty of how they will ultimately play out. We note that under a tariff passthrough, we typically see a sales increase with minimal change to profit dollars, accompanied by some degree of reduced profit margin rate. Once things stabilize and we have better clarity regarding the impact on our business performance, we expect to update our estimates.

The Board of Directors has approved payment of a quarterly dividend of 31 cents per share on the common stock outstanding, which will be paid on June 2, 2025, to stockholders of record on May 15, 2025.

In closing, Mr. Sills commented, “We are excited about the strong start to 2025. Although the macroeconomic environment may remain volatile for the foreseeable future, the underlying fundamentals of the aftermarket have proven to be resilient, both in the US and Europe, particularly in challenging times. The largely non-discretionary nature of our business, coupled with our large North American manufacturing base mitigating tariff exposure, should provide stability as we navigate this period of uncertainty. We remain optimistic about our long-term potential, led by the growth and synergy savings that Nissens will provide in the coming years. We will remain focused on finding ways to drive shareholder value, and on positioning the company to take advantage of the many opportunities we see before us. As always, we thank our employees that make all this possible.”

Conference Call
Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, April 30, 2025. This call will be webcast and can be accessed on our website at www.smpcorp.com and clicking on the SMP Q1'25 Earnings Call Earnings Webcast link. Investors may also listen to the call by dialing 800-274-8461 (domestic) or 203-518-9814 (international). The conference call ID code is SMP1Q2025. Our playback will be made available for dial in immediately following the call. For those choosing to listen to the replay by webcast, the link should be active on our website within 24 hours after the call. The playback number is 800-934-7884 (domestic) or 402-220-6987 (international).

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

Standard Motor Products, Inc.
Consolidated Statements of Operations

	Three Months Ended March 31,
(In thousands, except share and per share data, unaudited)	2025	2024
Net sales	$413,379	$331,403
Cost of sales	288,657	241,881
Gross profit	124,722	89,522
Selling, general and administrative expenses	99,845	74,733
Restructuring and integration expenses	673	192
Other income, net	258	22
Operating income	24,462	14,619
Other non-operating income, net	2,248	819
Interest expense	7,761	2,067
Earnings from continuing operations before income taxes	18,949	13,371
Provision for income taxes	5,069	3,342
Earnings from continuing operations	13,880	10,029
Loss from discontinued operations, net of income taxes	(1,139)	(1,039)
Net earnings	12,741	8,990
Net earnings attributable to noncontrolling interest	175	166
Net earnings attributable to SMP	$12,566	$8,824

Net earnings (loss) attributable to SMP
Continuing operations	$13,705	$9,863
Discontinued operations	(1,139)	(1,039)
Net earnings attributable to SMP	$12,566	$8,824

Per common share data
Basic:
Continuing operations	$0.63	$0.45
Discontinued operations	(0.06)	(0.05)
Net earnings attributable to SMP per common share	$0.57	$0.40

Diluted:
Continuing operations	$0.61	$0.44
Discontinued operations	(0.05)	(0.05)
Net earnings attributable to SMP per common share	$0.56	$0.39

Dividend declared per common share	$0.31	$0.29

Weighted average number of common shares, basic	21,886,810	21,923,830
Weighted average number of common shares, diluted	22,319,868	22,372,543

Standard Motor Products, Inc.
Segment Revenues

	Three Months Ended March 31,

(in thousands, unaudited)	2025	2024
Vehicle Control
Engine Management (Ignition, Emissions and Fuel Delivery)	$118,366	$116,085
Electrical and Safety	58,319	52,407
Wire Sets and Other	15,657	17,032
Total Vehicle Control	192,342	185,524

Temperature Control
AC System Components	67,191	49,960
Other Thermal Components	21,692	21,648
Total Temperature Control	88,883	71,608

Engineered Solutions
Light Vehicle	21,404	21,803
Commercial Vehicle	18,605	22,908
Construction/Agriculture	9,408	10,076
All Other	16,555	19,484
Total Engineered Solutions	65,972	74,271

Nissens Automotive
Engine Cooling	27,773	—
Air Conditioning	27,166	—
Engine Efficiency	11,243	—
Total Nissens Automotive	66,182	—

Total	$413,379	$331,403

Standard Motor Products, Inc.
Segment Operating Profit
	Three Months Ended March 31,

(in thousands, unaudited)	2025		2024
Gross Margin
Vehicle Control	$62,161	32.3%	$58,899	31.7%
Temperature Control	27,598	31.0%	19,689	27.5%
Engineered Solutions	11,709	17.7%	10,934	14.7%
Nissens Automotive	27,838	42.1%	—	—%
All Other	—		—
Subtotal	$129,306	31.3%	$89,522	27.0%
Acquisition Expenses	(4,584)	-1.1%	—	—%
Gross Margin	$124,722	30.2%	$89,522	27.0%

Selling, General & Administrative
Vehicle Control	$43,835	22.8%	$43,258	23.3%
Temperature Control	19,823	22.3%	17,600	24.6%
Engineered Solutions	8,514	12.9%	8,691	11.7%
Nissens Automotive	20,254	30.6%	—	—%
All Other	6,856		5,184
Subtotal	$99,282	24.0%	$74,733	22.6%
Acquisition Expenses	563	0.1%	—	—%
Selling, General & Administrative	$99,845	24.2%	$74,733	22.6%

Operating Income
Vehicle Control	$18,326	9.5%	$15,641	8.4%
Temperature Control	7,775	8.7%	2,089	2.9%
Engineered Solutions	3,195	4.8%	2,243	3.0%
Nissens Automotive	7,584	11.5%	—	—%
All Other	(6,856)		(5,184)
Subtotal	$30,024	7.3%	$14,789	4.5%
Restructuring & Integration	(673)	-0.2%	(192)	-0.1%
Acquisition Expenses	(5,147)	-1.2%	—	—%
Other Income, Net	258	0.1%	22	—%
Operating Income	$24,462	5.9%	$14,619	4.4%

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures
(In thousands, except per share amounts, unaudited)	Three Months Ended
	March 31,
	2025	2024
Earnings from Continuing Operations Attributable To SMP
GAAP Earnings from Continuing Operations	$13,705	$9,863

Restructuring and Integration Expenses	673	192
Acquisition Expenses	5,147	—
Income Tax Effect Related To Reconciling Items	(1,513)	(50)
Non-GAAP Earnings from Continuing Operations	$18,012	$10,005

Diluted Earnings Per Share from Continuing Operations Attributable to SMP
GAAP Diluted Earnings Per Share from Continuing Operations	$0.61	$0.44
Restructuring and Integration Expenses	0.03	0.01
Acquisition Expenses	0.23	—
Income Tax Effect Related To Reconciling Items	(0.06)	—
Non-GAAP Diluted Earnings Per Share from Continuing Operations	$0.81	$0.45

Operating Income
GAAP Operating Income	$24,462	$14,619

Restructuring and Integration Expenses	673	192
Acquisition Expenses	5,147	—	Last Twelve Months Ended
Other Income, Net	(258)	(22)	March 31,		Year Ended
Non-GAAP Operating Income	$30,024	$14,789	2025	2024	December 31, 2024

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$18,949	$13,371	$79,567	$77,978	$73,989

Depreciation and Amortization	10,267	7,301	34,379	29,241	31,413
Interest Expense	7,761	2,067	19,206	11,492	13,512
EBITDA	36,977	22,739	133,152	118,711	118,914

Restructuring and Integration Expenses	673	192	8,149	1,922	7,668
Acquisition Expenses	5,147	—	18,623	—	13,476
Special Items	5,820	192	26,772	1,922	21,144

EBITDA without Special Items	$42,797	$22,931	$159,924	$120,633	$140,058

Management believes that Non-GAAP earnings from continuing operations and Non-GAAP diluted earnings per share from continuing operations which are attributable to SMP, and Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Reconciliation of GAAP and Non-GAAP Measures by Segments
	Three Months Ended March 31, 2025
(In thousands, unaudited)	Vehicle Control		Temperature Control		Engineered Solutions	Nissens Automotive	All Other	Consolidated
Operating Income
GAAP Operating Income	$17,782		$7,900		$3,176	$2,587	$(6,983)	$24,462

Restructuring and Integration Expenses	526		136		20	—	(9)	673
Acquisition Expenses	—		—		—	5,011	136	5,147
Other (Income) Expense, Net	18		(261)		(1)	(14)	—	(258)
Non-GAAP Operating Income	$18,326		$7,775		$3,195	$7,584	$(6,856)	$30,024

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$17,046		$7,948		$3,431	$(2,151)	$(7,325)	$18,949

Depreciation and Amortization	3,669		778		2,500	2,987	333	10,267
Interest Expense	1,007		539		459	5,620	136	7,761
EBITDA	21,722		9,265		6,390	6,456	(6,856)	36,977

Restructuring and Integration Expenses	526		136		20	—	(9)	673
Acquisition Expenses	—		—		—	5,011	136	5,147
Special Items	526		136		20	5,011	127	5,820

EBITDA without Special Items	$22,248		$9,401		$6,410	$11,467	$(6,729)	$42,797
% of Net Sales	11.6%		10.6%		9.7%	17.3%		10.4%

	Three Months Ended March 31, 2024
(In thousands, unaudited)	Vehicle Control		Temperature Control		Engineered Solutions	Nissens Automotive	All Other	Consolidated
Operating Income
GAAP Operating Income	$15,540		$2,031		$2,232	$—	$(5,184)	$14,619

Restructuring and Integration Expenses	101		58		33	—	—	192
Other Income, Net	—		—		(22)	—	—	(22)
Non-GAAP Operating Income	$15,641	$—	$2,089		$2,243	$—	$(5,184)	$14,789

EBITDA without Special Items
GAAP Earnings from Continuing Operations Before Taxes	$14,315		$1,888		$2,346	$—	$(5,178)	$13,371

Depreciation And Amortization	3,525		898		2,469	—	409	7,301
Interest Expense	1,427		531		664	—	(555)	2,067
EBITDA	19,267	—	3,317	—	5,479	—	(5,324)	22,739

Restructuring and Integration Expenses	101		58		33	—	—	192
Special Items	101		58		33	—	—	192

EBITDA without Special Items	$19,368	$—	$3,375		$5,512	$—	$(5,324)	$22,931
% of Net Sales	10.4%		4.7%		7.4%	—%		6.9%
Management believes that Non-GAAP operating income and EBITDA without special items, each of which are Non-GAAP measurements and are adjusted for special items, are meaningful to investors because they provide a view of the company with respect to ongoing operating results. Special items represent significant charges or credits that are important to an understanding of the company's overall operating results in the periods presented. Such Non-GAAP measurements are not recognized in accordance with generally accepted accounting principles and should not be viewed as an alternative to GAAP measures of performance.

Standard Motor Products, Inc.
Condensed Consolidated Balance Sheets

(In thousands)	March 31, 2025	March 31, 2024	December 31, 2024
	Unaudited	Unaudited
ASSETS
Cash And Cash Equivalents	$50,276	$27,113	$44,426

Accounts Receivable, Gross	287,952	212,224	216,191
Allowance For Expected Credit Losses	7,157	8,284	5,472
Accounts Receivable, Net	280,795	203,940	210,719

Inventories	641,131	520,702	624,913
Unreturned Customer Inventory	17,597	18,007	16,163
Other Current Assets	26,282	26,674	25,703
Total Current Assets	1,016,081	796,436	921,924

Property, Plant And Equipment, Net	174,636	124,822	168,735
Operating Lease Right-of-use Assets	112,022	102,060	109,899
Goodwill	246,115	134,624	241,418
Customer Relationships Intangibles, Net	212,378	74,029	210,430
Other Intangibles, Net	93,087	15,971	90,540
Deferred Income Taxes	14,064	40,241	13,199
Investment In Unconsolidated Affiliates	26,013	24,751	24,842
Other Assets	31,695	38,627	33,139
Total Assets	$1,926,091	$1,351,561	$1,814,126

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Portion Of Revolving Credit Facility	$4,350	$—	$10,800
Current Portion Of Term Loan And Other Debt	18,876	5,030	16,317
Accounts Payable	151,206	98,293	148,009
Sundry Payables And Accrued Expenses	81,036	58,714	84,936
Accrued Customer Returns	66,087	47,220	46,471
Accrued Core Liability	11,722	17,438	12,807
Accrued Rebates	73,050	45,191	76,168
Payroll And Commissions	31,050	27,326	40,964
Total Current Liabilities	437,377	299,212	436,472

Long-term Debt	627,329	209,872	535,197
Noncurrent Operating Lease Liability	99,885	90,667	98,214
Accrued Asbestos Liabilities	79,928	68,985	84,568
Other Liabilities	29,135	27,704	29,593

Total Liabilities	1,273,654	696,440	1,184,044

Total SMP Stockholders' Equity	637,961	639,150	615,745
Noncontrolling Interest	14,476	15,971	14,337
Total Stockholders' Equity	652,437	655,121	630,082

Total Liabilities And Stockholders' Equity	$1,926,091	$1,351,561	$1,814,126

Standard Motor Products, Inc.
Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
(In thousands, unaudited)	2025	2024
Cash Flows From Operating Activities
Net Earnings	$12,741	$8,990
Adjustments To Reconcile Net Earnings To Net Cash Used In Operating Activities:
Depreciation And Amortization	10,267	7,301
Other	6,048	3,511
Change In Assets And Liabilities:
Accounts Receivable	(68,882)	(43,978)
Inventory	(14,576)	(14,670)
Prepaid Expenses And Other Current Assets	1,438	1,649
Accounts Payable	957	(9,274)
Sundry Payables And Accrued Expenses	(3,185)	3,988
Other	(5,028)	(3,233)
Net Cash Used In Operating Activities	(60,220)	(45,716)

Cash Flows From Investing Activities
Capital Expenditures	(9,132)	(10,086)
Other Investing Activities	2,923	15
Net Cash Used In Investing Activities	(6,209)	(10,071)

Cash Flows From Financing Activities
Net Change In Debt	79,094	58,692
Purchase Of Treasury Stock	—	(2,235)
Dividends Paid	(6,777)	(6,392)
Other Financing Activities	191	315
Net Cash Provided By Financing Activities	72,508	50,380

Effect Of Exchange Rate Changes On Cash	(229)	(6)
Net Increase (Decrease) In Cash And Cash Equivalents	5,850	(5,413)
Cash And Cash Equivalents At Beginning Of Period	44,426	32,526
Cash And Cash Equivalents At End Of Period	$50,276	$27,113